Exhibit 99.1

AMERICAN ENERGY FIELDS ACQUIRES 75% MEMBERSHIP INTEREST IN SECURE ENERGY LLC

PHOENIX, AZ – March 23, 2011 – American Energy Fields, Inc. (OTCBB: AEFI – News) (the “Company”) announces that it has completed the acquisition (the “Acquisition”) of 75.67774% of the membership interests of Secure Energy LLC, a North Dakota limited liability company (“Secure Energy”).  As previously announced, Secure Energy, which was then managed and majority owned by Prospect Uranium, Inc., owns uranium leases on approximately 1,026 acres of private property in southwestern North Dakota. Historical estimates indicate approximately 8 million pounds of U3O8 in a four square-mile area including and surrounding the uranium leases. Drill logs show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface. Additional layers of sandstone exist at deeper intervals but have not been cored or logged. Based upon historical data, the Company has identified the potential for development using either open pit or ISR mining methods.

Secure Energy also owns a historical exploration database, which includes over 400 drill logs on and in the immediate vicinity of Secure Energy’s North Dakota uranium leases. These exploration holes were drilled in the late 1970s. Prospect Uranium's exploration database also includes data from various mining companies on mineral properties in Colorado, Wyoming, Nevada, and New Mexico.

Commenting on the completion of the Acquisition, Joshua Bleak, President and CEO of American Energy Fields, said, “We are pleased to complete this Acquisition, which will strengthen our Company by providing us access to extensive data and by expanding our portfolio to include uranium exploration prospects in North Dakota's Williston Basin.

About American Energy Fields

American Energy Fields is a publicly traded exploration and development company pursuing a goal of becoming the next U.S. uranium producer. The Company is dedicated to acquiring, developing, and producing uranium with a strategic focus on the mineral-rich southwestern United States. Drawing on management’s experience in natural resource sectors and one of the nation’s most prolific mining databases for energy related projects, the Company believes it is on a fast-track to developing energy resources vital to America’s needs.

For further information please contact:

Corporate Office:	3266 W Galveston Dr. Suite #101, Apache Junction, Arizona 85120
480-288-6530
www.americanenergyfields.com

Investor Relations:	info@americanenergyfields.com

Safe Harbor Statement:  Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.